UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2014

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                                           Other Events.

On July 30, 2014, Mines Management, Inc. (the “Company”) closed the transaction contemplated by the Securities Purchase Agreement (the “Agreement”) previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.  Pursuant to the Agreement between the Company and one investor (the “Investor”), the Company issued and sold, and the Investor purchased 4,000 units (the “Units”) with each Unit consisting of one share of the Company’s Series B 6% Convertible Preferred Stock, no par value per share, and a warrant to purchase approximately 636 shares of the Company’s common stock, par value $0.001 per share, at a price equal to $1,000 per Unit (the “Offering”).

In connection with the Offering, a legal opinion as to the legality of the securities sold pursuant to the Offering is being filed as Exhibit 5.1 to this report.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
5.1	Opinion of Hawley Troxell Ennis & Hawley LLP.
23.1	Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014

Mines Management, Inc.

	By:	/s/ Douglas Dobbs
Douglas Dobbs
President

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hawley Troxell Ennis & Hawley LLP.
23.1	Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.1).